Exhibit 99.1
nCino Signs Definitive Agreement to Acquire FullCircl
nCino and FullCircl offering for commercial banks in the UK and across the European Continent creates an end-to-end client lifecycle management experience with integrated acquisition, onboarding, KYB, KYC, and rules-based monitoring

WILMINGTON, N.C. and LONDON - October 30, 2024 -- nCino, Inc. (NASDAQ: NCNO), the leading provider of intelligent, best-in-class banking solutions, today announced that it has entered into a definitive agreement to acquire FullCircl. FullCircl is a leading UK-based SaaS platform, built to help financial institutions and regulated companies grow revenue, automate and accelerate onboarding, and improve client lifecycle management by removing regulatory and verification roadblocks.

nCino and FullCircl formally partnered in 2023 to bring FullCircl’s data capabilities into the nCino Platform to improve the speed, efficiency, and compliance with which financial institutions acquire, onboard, and serve clients. FullCircl and nCino share several mutual customers, ranging from some of the largest institutions in the UK to niche incumbents and neobanks serving the SME space. The joint proposition can not only create a better client and staff experience for financial institutions, but can contribute to their growth and profitability gains, too.

"Our ongoing relationship with nCino and FullCircl’s integrated offering will empower us to streamline our application processes, improve our decisioning pace, and speed up loan completions,” said Jake Brook, Lending Change Manager from Yorkshire Building Society. “Automating client data collection and validation will enhance transparency for borrowers and improve the client journey, throughout their lifecycle, not just at onboarding."

The acquisition of FullCircl will provide nCino with new capabilities for onboarding and client lifecycle management. FullCircl offers a powerful business rules-engine that can simplify the complexity of onboarding underpinned by an array of pre-contracted premium data-supply. Additionally, FullCircl’s technology provides frontline teams access to business development tooling to profile a comprehensive graph-database of extensive connected company-data, including news and insights, detailed financial information, credit scores, risk profiles, ultimate beneficial ownership, import/export, legal notices, adverse director history and other critical profiling data.

"The acquisition of FullCircl is a strategic move for nCino that will not only enhance our data and automation capabilities but also enables us to expand our reach across the UK and more broadly in Europe with an end-to-end experience for full client lifecycle management,” said Pierre Naudé, Chairman and CEO at nCino. “Having worked closely with the FullCircl team for some time now, we recognized the value our joint technology can deliver, and this acquisition marks an exciting step forward in our mission of driving innovation and powering a new era in financial services.”

Andrew Yates, CEO and Cofounder at FullCircl added, “We have been working with the nCino team for several years, and the close alignment in both organisations across vision, culture, customers, product and market opportunity have contributed to this exciting acquisition making perfect sense. We both serve regulated industries who walk a tightrope between a strict operating rulebook and a mandate to deliver growth and shareholder value, all while providing a seamless client experience. This marks a significant new chapter for FullCircl as we become part of nCino.”

The purchase price for FullCircl is One Hundred and Thirty-Five Million Dollars ($135,000,000) in cash, subject to customary adjustments (the “Purchase Price”). Fifteen Million Dollars ($15,000,000) of the Purchase Price will be retained by nCino for two years following the closing of the transaction as security for the performance of certain warranties and covenants arising under the purchase agreement. nCino plans to provide an update on the financial impact of this acquisition in connection with its third quarter earnings release.
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About nCino
nCino (NASDAQ: NCNO) is powering a new era in financial services. The Company was founded to help financial institutions digitize and reengineer business processes to boost efficiencies and create better banking experiences. With over 1,800 customers worldwide - including community banks, credit unions, independent mortgage banks, and the largest financial entities globally - nCino offers a trusted platform of best-in-class, intelligent solutions. By integrating artificial intelligence and actionable insights into its platform, nCino is helping financial institutions consolidate legacy systems to enhance strategic decision-making, improve risk management, and elevate customer satisfaction by cohesively bringing together people, AI and data. For more information, visit www.ncino.com.

About FullCircl
FullCircl is a B2B SaaS company that aligns regulation with customer acquisition to boost business efficiency. Its global solutions enhance revenue growth, manage risk and compliance, and streamline customer onboarding, which reduces acquisition costs and fosters positive customer relationships for accelerated growth. Providing millions of actionable insights daily, FullCircl offers a near real-time record of companies, officers, and shareholders, while simplifying due diligence checks like KYB, KYC and AML. Serving over 400 customers and 15,000+ users, FullCircl processes 300 million checks monthly and supports the onboarding of 200,000+ customers and is backed by top tier investors including Octopus Investments, Notion Capital and Augmentum Fintech.

Media Contacts
Natalia Moose
press@ncino.com

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements about nCino’s expectations, plans, future performance, outlook and prospects regarding the benefits that may be derived from the proposed transaction between nCino and FullCircl (“FullCircl”) including, without limitation, with respect to the benefits of integrating the FullCircl technology into the nCino platform, cross and upsell opportunities, and the expansion of the nCino Platform. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s and/or FullCircl’s historical performance and their current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to, risks related to: (i) changes in economic conditions, (ii) retaining the employees of FullCircl, (iii) nCino’s ability to successfully integrate the FullCircl business, (iv) the ability to cross-sell the FullCircl solution into the nCino customer base, and (v) possible acquisition-related liabilities. Additional risks and uncertainties that could affect nCino’s business and financial results and these forward-looking statements are included in nCino’s reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.